Exhibit 4(j)

Note Number FLR-	Agent’s Name		AMERICAN EXPRESS CREDIT CORPORATION
PRINCIPAL AMOUNT $	TRADE DATE	SETTLEMENT DATE (ORIGINAL ISSUE DATE)	AGENT’S COMMISSION	PRICE 100% (Unless otherwise indicated)
MATURITY DATE	CUST NO	INTEREST RATE BASIS	TAXPAYER ID OR SOC SEC NO	TRANSFERRED
NAME AND ADDRESS OF REGISTERED OWNER				MEDIUM TERM SENIOR NOTE, SERIES C (FLOATING RATE) CONFIRMATION TRUSTEE AND PAYING AGENT
CUSTOMER’S COPY	RETAIN FOR TAX PURPOSES	THE TIME OF THE TRANSACTION WILL BE FURNISHED UPON REQUEST OF THE CUSTOMER	PLEASE SIGN AND RETURN ENCLOSED RECEIPT	SEE REVERSE SIDE

REGISTERED No. FLR-	MEDIUM TERM SENIOR NOTE, SERIES (FLOATING RATE)	PRINCIPAL AMOUNT $

AMERICAN EXPRESS CREDIT CORPORATION

ORIGINAL ISSUE DATE:	MATURITY:

INITIAL INTEREST RATE:	SPREAD:

INDEX MATURITY:	SPREAD MULTIPLIER:

INTEREST RATE BASIS:

MAXIMUM INTEREST RATE:	INTEREST PAYMENT PERIOD:

MINIMUM INTEREST RATE:	INTEREST RATE RESET PERIOD:

INTEREST RESET DATES:

INTEREST PAYMENT DATES:

          AMERICAN EXPRESS CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company,”) for value received, hereby promises to pay to

                                                                                                                                                                     , or registered assigns, at the office or agency of the Company in                                                                                      , the principal amount set forth above on the Maturity Date set forth above, on such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months) from the Original Issue Date set forth above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for in arrears on the Interest Payment Dates set forth above, commencing on the first Interest Payment Date following the Original Issue Date at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis specified above, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable), at such rate per annum on any overdue principal and premium and on any overdue instalment of interest; provided, however, that if the Original Issue Date shown above is after a record date and on or before such Interest Payment Date, Interest payments will commence on the nest succeeding Interest Payment Date, as the case may be. The interest so payable on any interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the fifteenth day preceding such Interest Payment Date. Payments of principal and interest due at Maturity will be made in immediately available funds, and interest payable at Maturity will be payable to the Person to whom principal is payable at Maturity. Interest may at the option of the Company be paid by check mailed to the person entitled thereto at such person’s address as it appears on the registry books of the Company, or by wire transfer to an account maintained by such Person with a bank located in the United States.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

          IN WITNESS WHEREOF, AMERICAN EXPRESS CREDIT CORPORATION has caused this instrument to be duly executed under its corporate seal.

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION	AMERICAN EXPRESS CREDIT CORPORATION
This is one of the Securities of the series designated herein and referred to in the within-mentioned indenture.	By

as Trustee	ATTEST	President

AMERICAN EXPRESS CREDIT CORPORATION
MEDIUM - TERM NOTE, SERIES
(Floating Rate)

          This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified which series is limited in aggregate principal amount to ($) (if not in U.S. dollars specify currency)                      except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an Indenture dated as of               , 2006, between the Company and The Bank of New York, as Trustee (as supplemented from time to time) ((herein collectively) the “Indenture”), (pursuant to which the Company has designated as Trustee for the Notes,) to which indenture and all (other) Indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different redemption provisions, if any, may be subject to different sinking purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of Securities designated as the Medium Term Senior Notes Series             (Floating Rates) (the “Notes.”)

          (Insert provisions regarding payment in other currency if series is not denominated in U.S. dollars.)

          (The Notes may be redeemed, at the option of the Company, on any date prior to their Stated Maturity either as a whole or from time to time in part, at 100% of the principal amount thereof together with interest accrued and unpaid thereon to the Redemption Date.)

          (Insert any alternative redemption provisions.)

          (Insert provisions for determining the Floating Rate.)

          Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Securities Register not less than 30 nor more than 60 days prior to the Redemption Date subject to all the conditions and provisions of the Indenture.

          In the event of redemption of this Note in part only a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indenture contains provisions for defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.

          If an Event of Default with respect to the Notes as defined in the Indenture, shall occur and be continuing, an amount of principal (equal to the sum of (i) the initial public offering price of the Notes, (ii) the aggregate of the portions of the original issue discount which shall be added cumulatively each                      and                      computed as provided in the Indenture and (iii) accrued amortization of original issue discount from the preceding           or           , as the case may be, to the date of declaration, may be declared and upon such declaration shall become due and payable in the manner, with the effect, and subject to the conditions provided in the Indenture. Upon payment of such amount, all of the Company’s obligations in respect of the principal of this Note shall terminate.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any,) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the City of                                                      or, at the option of the Holder, at the office or agency of the Company maintained for that purpose in                      , or at any other office or agency of the Company maintained for that purpose, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of ($) (if not in U.S. dollars, specify currency) and any multiple of ($) (if not in U.S. dollars, specify currency). As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination as requested by the Holder surrendering the same.

          No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

          Certain terms used in this Note that are defined in the Indenture have the meanings set forth therein

          This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

          The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the Owner hereof for the purpose of receiving payment and for all other purposes, whether or not this Note is overdue and neither the Company, such Trustee nor any such agent shall be effected by notice to the contrary.

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM—as tenants in common	UNIF GIFT MIN ACT—		Custodian

TEN ENT—as tenants by the entireties		(Cust)		(Minor)
JT TEN—as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not on the above list

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney

to transfer said Note on the books of the Company. with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever